AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                  EGLOBE, INC.,

                         EGLOBE MERGER SUB NO. 3, INC.,

                  SWIFTCALL EQUIPMENT AND SERVICES (USA) INC.,

                         SWIFTCALL HOLDINGS (USA) LTD.,

                                       AND

                        ANDVILLE TECHNOLOGY (IRL) LIMITED





                     Dated as of the 12th day of July, 1999



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                                TABLE OF CONTENTS

AGREEMENT AND PLAN OF MERGER.................................................1
ARTICLE I.  THE MERGER.......................................................1
SECTION 1.1. THE MERGER......................................................1
SECTION 1.2. EFFECTIVE TIME..................................................1
SECTION 1.3. EFFECT OF THE MERGER............................................2
SECTION 1.4. ARTICLES OF INCORPORATION, BYLAWS...............................2
SECTION 1.5. DIRECTORS AND OFFICERS..........................................2
SECTION 1.6. CLOSING.........................................................2
SECTION 1.7.  SUBSEQUENT ACTIONS.............................................2

ARTICLE II  CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES...............3

SECTION 2.1. CONVERSION OF SECURITIES........................................3
SECTION 2.2. DELIVERY OF CERTIFICATES........................................4
SECTION 2.3. STOCK TRANSFER BOOKS............................................4
SECTION 2.4. RELEASE OF STOCKHOLDER AND AFFILIATE DEBT.......................4

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF SWIFTCALL E&S AND
             THE STOCKHOLDER AND THE AFFILIATE...............................5

SECTION 3.1. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES....................5
SECTION 3.2. ARTICLES OF INCORPORATION AND BYLAWS............................6
SECTION 3.3. CAPITALIZATION..................................................6
SECTION 3.4. AUTHORITY.......................................................6
SECTION 3.5. NO CONFLICT; REQUIRED FILINGS AND CONSENTS......................7
SECTION 3.6. FINANCIAL STATEMENTS............................................8
SECTION 3.7. ACCOUNTS RECEIVABLE.............................................9
SECTION 3.8. OWNERSHIP AND CONDITION OF THE ASSETS...........................9
SECTION 3.9. LEASES.........................................................10
SECTION 3.10. OTHER AGREEMENTS..............................................11
SECTION 3.11. REAL PROPERTY.................................................12
SECTION 3.12. ENVIRONMENTAL MATTERS.........................................13
SECTION 3.13. LITIGATION....................................................14
SECTION 3.14. COMPLIANCE WITH LAWS; LICENSES AND PERMITS....................14
SECTION 3.15. INTELLECTUAL PROPERTY.........................................14
SECTION 3.16. TAXES AND ASSESSMENTS.........................................16
SECTION 3.17. EMPLOYMENT MATTERS............................................18
SECTION 3.18. TRANSACTIONS WITH RELATED PARTIES.............................19
SECTION 3.19. INSURANCE.....................................................19
SECTION 3.20. VOTING REQUIREMENTS...........................................20
SECTION 3.21. BROKERS.......................................................20
SECTION 3.22. COMPLIANCE WITH FOREIGN CORRUPT PRACTICES ACT.................20
SECTION 3.23. DISCLOSURE....................................................20
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
ARTICLE IV  ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE
            STOCKHOLDER AND THE AFFILIATE...................................20

SECTION 4.1. TITLE TO SWIFTCALL E&S STOCK...................................21
SECTION 4.2. NO REGISTRATION UNDER THE SECURITIES ACT.......................21
SECTION 4.3. ACQUISITION FOR INVESTMENT.....................................21
SECTION 4.4. EVALUATION OF MERITS AND RISKS OF INVESTMENT...................21

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF ACQUIROR.......................22

SECTION 5.1. ORGANIZATION AND QUALIFICATION.................................22
SECTION 5.2. CERTIFICATE OF INCORPORATION AND BYLAWS........................22
SECTION 5.3. CAPITALIZATION.................................................22
SECTION 5.4. AUTHORITY......................................................23
SECTION 5.5. NO CONFLICT; REQUIRED FILINGS AND CONSENTS.....................23
SECTION 5.6. FINANCIAL STATEMENTS...........................................24
SECTION 5.7. ABSENCE OF CERTAIN CHANGES OR EVENTS...........................24
SECTION 5.8. AGREEMENTS.....................................................24
SECTION 5.9. LITIGATION.....................................................25
SECTION 5.10. TAXES AND ASSESSMENTS.........................................25
SECTION 5.11. BROKERS.......................................................25
SECTION 5.12. DISCLOSURE....................................................25

ARTICLE VI  REPRESENTATIONS AND WARRANTIES OF MERGER SUB....................26

SECTION 6.1. ORGANIZATION AND QUALIFICATION.................................26
SECTION 6.2. ARTICLES OF INCORPORATION AND BYLAWS...........................26
SECTION 6.3. AUTHORITY.  26
SECTION 6.4. NO CONFLICT; REQUIRED FILINGS AND CONSENTS.....................27
SECTION 6.5. DISCLOSURE.................................................... 27

ARTICLE VII  COVENANTS..................................................... 27

SECTION 7.1. AFFIRMATIVE COVENANTS OF SWIFTCALL E&S AND THE
             STOCKHOLDER AND THE AFFILIATE..................................27
SECTION 7.2. NEGATIVE COVENANTS OF SWIFTCALL E&S AND THE
             STOCKHOLDER AND THE AFFILIATE..................................28

ARTICLE VIII  ADDITIONAL AGREEMENTS.........................................30

SECTION 8.1.  PREPARATION OF THE REGISTRATION STATEMENTS....................30
SECTION 8.2. CONSENTS AND APPROVALS; FILINGS AND NOTICES....................30
SECTION 8.3. ACCESS AND INFORMATION.........................................31
SECTION 8.4. CONFIDENTIALITY................................................31
SECTION 8.5. FURTHER ACTION; REASONABLE BEST EFFORTS........................32
SECTION 8.6. PUBLIC ANNOUNCEMENTS...........................................32
SECTION 8.7. NO SOLICITATION................................................32
SECTION 8.8. STOCK LISTING..................................................32
SECTION 8.9.  EMPLOYEE MATTERS..............................................32
SECTION 8.10. BLUE SKY......................................................33
SECTION 8.11. ASSET TRANSFER................................................33
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
SECTION 8.12. UPGRADE CREDITS...............................................33
SECTION 8.13. MINIMUM REVENUES..............................................33
SECTION 8.14. MAXIMUM DEBT..................................................34
SECTION 8.15. RACK SPACE....................................................34

ARTICLE IX.  CLOSING CONDITIONS.............................................35

SECTION 9.1. CONDITIONS TO OBLIGATIONS OF ACQUIROR AND MERGER SUB...........35
SECTION 9.2. CONDITIONS TO OBLIGATIONS OF SWIFTCALL E&S.....................37

ARTICLE X  TERMINATION, AMENDMENT AND WAIVER................................38

SECTION 10.1. TERMINATION...................................................38
SECTION 10.2. EFFECT OF TERMINATION.........................................39
SECTION 10.3. AMENDMENT.....................................................39
SECTION 10.4. WAIVER........................................................39

ARTICLE XI  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION; REMEDIES..........39

SECTION 11.1. SURVIVAL OF REPRESENTATIONS...................................39
SECTION 11.2. AGREEMENT OF THE STOCKHOLDER AND THE AFFILIATE
              TO INDEMNIFY..................................................40
SECTION 11.3. AGREEMENT OF ACQUIROR TO INDEMNIFY............................40
SECTION 11.4. CONDITIONS OF INDEMNIFICATION.................................41
SECTION 11.5 LIMITATIONS....................................................42
SECTION 11.6. SATISFACTION OF CLAIMS........................................42
SECTION 11.7. NO RECOURSE AGAINST SWIFTCALL E&S.............................43
SECTION 11.8. REMEDIES CUMULATIVE...........................................43

ARTICLE XII  GENERAL PROVISIONS.............................................44

SECTION 12.1. NOTICES.......................................................44
SECTION 12.2. CERTAIN DEFINITIONS...........................................45
SECTION 12.3. HEADINGS......................................................47
SECTION 12.4. SEVERABILITY..................................................47
SECTION 12.5. ENTIRE AGREEMENT..............................................47
SECTION 12.6. SPECIFIC PERFORMANCE..........................................48
SECTION 12.7. ASSIGNMENT....................................................48
SECTION 12.8. THIRD PARTY BENEFICIARIES.....................................48
SECTION 12.9. GOVERNING LAW.................................................48
SECTION 12.10. COUNTERPARTS.................................................48
SECTION 12.11. FEES AND EXPENSES............................................48

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                          AGREEMENT AND PLAN OF MERGER


                  THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into this 12th day of July, 1999, by and among EGLOBE, INC., a Delaware corporation ("Acquiror"), EGLOBE MERGER SUB NO. 3, INC., a Virginia corporation and a wholly-owned subsidiary of Acquiror ("Merger Sub"), SWIFTCALL EQUIPMENT AND SERVICES (USA) INC., a Virginia corporation ("Swiftcall E&S"), SWIFTCALL HOLDINGS (USA), LTD., a Bahamian corporation ("Swiftcall Bahamas" or "Stockholder")), and ANDVILLE TECHNOLOGY (IRL) LIMITED, a corporation duly organized under the laws of Republic of Ireland ("Andville" or "Affiliate").

                  WHEREAS, the parties hereto wish to provide that, upon the terms and subject to the conditions of this Agreement, and in accordance with the Virginia Stock Corporation Act ("Virginia Law"), Merger Sub will merge with and into Swiftcall E&S.

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I.

                                   THE MERGER


         SECTION 1.1.      The Merger.

                  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Virginia Law, Merger Sub shall be merged with and into Swiftcall E&S (the "Merger"). As a result of the Merger, the separate corporate existence of Merger Sub, shall cease and Swiftcall E&S shall continue as the surviving corporation of the Merger (the "Surviving Corporation") and wholly owned subsidiary of Acquiror. The name of the Surviving Corporation following the Merger shall be eGlobe Equipment and Services, Inc.


          SECTION 1.2. Effective Time.

                  At the Closing (as defined in Section 1.6), the parties hereto shall cause the Merger to be consummated by filing articles of merger (the "Articles of Merger") for the Merger with the Virginia State Corporation Commission, in such form as required by, and executed in accordance with the relevant provisions of, Virginia Law, and in such form as approved by the Stockholder and Acquiror prior to such filing (the date and time of the filing and acceptance of the Articles of

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Merger for the Merger or such subsequent dateor time specified therein being the
"Effective Time").


          SECTION 1.3. Effect of the Merger.

                  At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Virginia Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Merger Sub shall vest in the Surviving Corporation and all debts, liabilities and duties of Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.


          SECTION 1.4. Articles of Incorporation, Bylaws.

                  At the Effective Time, the articles of incorporation of Merger Sub as in effect immediately prior to the Effective Time and as amended by the Articles of Merger, shall be the articles of incorporation of the Surviving Corporation and the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation.


          SECTION 1.5. Directors and Officers.

                  The directors of Merger Sub (or such other or additional individuals as Acquiror may designate prior to the Closing) shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation; and the officers of Merger Sub shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.


          SECTION 1.6. Closing.

                  Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place as promptly as practicable after satisfaction of the latest to occur or, if permissible, waiver of the conditions to the Merger set forth in Article IX hereof (the "Closing Date"), at the offices of Acquiror, 2000 Pennsylvania Avenue, NW, Suite 4800, Washington, D.C. 20006, unless another date or place is agreed to in writing by the parties hereto.


          SECTION 1.7. Subsequent Actions.

                  If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue in, vest, perfect or


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confirm of record or otherwise in the Surviving  Corporation its right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of either of its constituent corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be directed and authorized to execute and deliver, in the name and on behalf of either of such constituent corporations, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                                   ARTICLE II

                            CONVERSION OF SECURITIES;
                            EXCHANGE OF CERTIFICATES


          SECTION 2.1. Conversion of Securities.

                  At the Effective Time, by virtue of the Merger and without any action on the part of the parties hereto or the holders of the following securities:

                  (a) Conversion of Swiftcall E&S Stock. All of the shares of common stock, par value $.01 per share (the "Swiftcall E&S Common Stock"), and any other capital stock of Swiftcall E&S ("Swiftcall E&S Stock") issued and outstanding immediately prior to the Effective Time (excluding any shares described in Section 2.1(c)), shall be converted into and exchanged for, in the aggregate the following (the "Purchase Price"): (i) an amount equal to $1,645,000 (the "First Payment Amount") payable on December 3, 1999 (the "First Payment Date") and (ii) an amount equal to $1,645,000 (the "Second Payment Amount") payable on June 1, 2000 (the "Second Payment Date"), payable as provided in Section 2.1(b), or in each case the Alternative Payment described in
Section 2.1(b), subject in each case to offset pursuant to Section 11.6 and to allocation as provided in Section 2.1(e).

                  (b) Payment of Purchase Price. The First Payment Amount and the Second Payment Amount shall be made, at the option of the Acquiror, in whole or in part, (i) in cash, payable by electronic funds wire transfer, or (ii) in stock, by issuing to the Stockholder the number of shares of common stock, par value $.001 per share, of Acquiror ("Acquiror Common Stock"), equal to the First Payment Amount or the Second Payment Amount, as the case may be, divided by the Market Price (as defined below) of a share of Acquiror Common Stock (the "Stock Equivalent Amount"); provided, however, that the Stockholder may elect, by providing written notice of such election to Acquiror on or before November 2, 1999 (with respect to the First Payment Amount) or on or before May 1, 2000 (with respect to the Second

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Payment Amount),  to receive,  in lieu of the First Payment Amount or the Second
Payment Amount (whether such amount would be cash or stock or a combination thereof), as the case may be, 226,897 shares of Acquiror Common Stock (the
"Alternative   Payment"),   which  issuance  (following  such  election  by  the
Stockholder) would be in full satisfaction of the First Payment Amount or the Second Payment Amount, as the case may be. All amounts paid pursuant to this
Section 2.1(b) shall be subject to offset pursuant to Section 11.6.

                  (c) Treasury Stock. All shares of capital stock of Swiftcall E&S held in the treasury of Swiftcall E&S immediately prior to the effective time of the Merger shall be canceled and extinguished without any conversion thereof and no cash, Acquiror Common Stock or other consideration shall be delivered or deliverable in exchange therefor.

                  (d) Merger Sub Stock. Each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one (1) duly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

                  (e) Allocation. In the event that the Transfer Assets are transferred to the Acquiror or a subsidiary thereof (as provided in Section 8.11), the Purchase Price shall be allocated among the Transfer Assets and the Swiftcall E&S Stock in such proportions as reasonably determined by the Acquiror. In the event of such an allocation, all references to the Stockholder shall (except where the context requires otherwise) be deemed to refer to the Stockholder and the Affiliate.


          SECTION 2.2. Delivery of Certificates.

                  At the Closing, the Stockholder shall deliver to Acquiror certificates evidencing all of the outstanding shares of Swiftcall E&S as of the Effective Time, duly canceled, duly endorsed in blank or with duly executed stock powers attached.


          SECTION 2.3. Stock Transfer Books.

                  At the Effective Time, the stock transfer books of Swiftcall E&S with respect to all shares of capital stock of Swiftcall E&S shall be closed and no further registration of transfers of such shares of capital stock shall thereafter be made on the records of Swiftcall E&S.


          SECTION 2.4. Release of Stockholder and Affiliate Debt.

                  Prior to the Effective Time, the Stockholder and the Affiliate shall cause all indebtedness of Swiftcall E&S to the Stockholder and the Affiliate and their affiliates to be released without any liability to or payment by Swiftcall E&S,

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

or Swiftcall E&S recognizing any income for federal or state income tax purposes. Such release shall be in form reasonably acceptable to Acquiror.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF SWIFTCALL
                    E&S AND THE STOCKHOLDER AND THE AFFILIATE

                  Swiftcall E&S and the Stockholder and the Affiliate hereby jointly and severally represent and warrant to Acquiror and Merger Sub as follows:


          SECTION 3.1. Organization and Qualification; Subsidiaries.

                  (a) Swiftcall E&S is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. Swiftcall E&S has the requisite power and authority to own, operate, lease and otherwise to hold and operate its assets and properties and to carry on its business as now being conducted and as proposed to be conducted and to perform the terms of this Agreement and the transactions contemplated hereby. Swiftcall E&S is duly qualified to conduct its business, and is in good standing, in each jurisdiction in which the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary. Swiftcall E&S has no subsidiaries or any equity or similar interest in any entity.

                  (b) Swiftcall Bahamas is a corporation duly organized, validly existing and in good standing under the laws of the Bahamas. Swiftcall Bahamas has the requisite power and authority to own, operate, lease and otherwise to hold and operate its assets and properties and to carry on its business as now being conducted and as proposed to be conducted and to perform the terms of this Agreement and the transactions contemplated hereby. Swiftcall Bahamas is duly qualified to conduct its business, and is in good standing, in each jurisdiction in which the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary.

                  (c) Andville is a corporation duly organized, validly existing and in good standing under the laws of the Republic of Ireland. Andville has the requisite power and authority to own, operate, lease and otherwise to hold and operate its assets and properties and to carry on its business as now being conducted and as proposed to be conducted and to perform the terms of this Agreement and the transactions contemplated hereby. Andville is duly qualified to conduct its business, and is in good standing, in each jurisdiction in which the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary.

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

          SECTION 3.2. Articles of Incorporation and Bylaws.

                  Swiftcall E&S has heretofore delivered to Acquiror a complete and correct copy of the articles of incorporation and bylaws of Swiftcall E&S as amended to date. Such articles of incorporation, bylaws and other organizational or governing documents are in full force and effect. Swiftcall E&S is not in violation of any of the provisions of its articles of incorporation or bylaws or other organizational or governing document.


          SECTION 3.3. Capitalization.

                  (a) The authorized capital stock of Swiftcall E&S consists of five thousand (5,000) shares of Swiftcall E&S Common Stock, of which five thousand (5,000) shares are issued and outstanding; all shares of the issued and outstanding shares of Swiftcall E&S Common Stock are owned beneficially and of record by Swiftcall Bahamas, free and clear of all Encumbrances. There are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Swiftcall E&S or obligating Swiftcall E&S to issue or sell any shares of capital stock of, or other equity interests in Swiftcall E&S including any securities directly or indirectly convertible into or exercisable or exchangeable for any capital stock or other equity securities of Swiftcall E&S. There are no outstanding obligations of Swiftcall E&S to repurchase, redeem or otherwise acquire any shares of its capital stock or make any investment (in the form of a loan, capital contribution or otherwise) in any other person. All of the issued and outstanding shares of Swiftcall E&S Common Stock have been duly authorized and validly issued in accordance with applicable laws and are fully paid and nonassessable and not subject to preemptive rights. No shares of capital stock of Swiftcall E&S have been reserved for any purpose.

                  (b) Except as set forth in Schedule 3.3(b), Swiftcall E&S has no outstanding indebtedness for borrowed money.


          SECTION 3.4. Authority.

                  (a) The execution and delivery of this Agreement by Swiftcall E&S and the consummation by Swiftcall E&S of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Swiftcall E&S are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Swiftcall E&S and, assuming the due authorization, execution and delivery by Acquiror and Merger Sub, constitutes a legal, valid and binding obligation of Swiftcall E&S enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of


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general  applicability  relating to or affecting creditors' rights generally and by the application of general principles of equity.

                  (b) The execution and delivery of this Agreement by the Stockholder and the Affiliate and the consummation by the Stockholder and the Affiliate of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Stockholder and the Affiliate are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and the Affiliate and, assuming the due authorization, execution and delivery by Acquiror and Merger Sub, constitutes a legal, valid and binding obligation of the Stockholder and the Affiliate enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.


          SECTION 3.5. No Conflict; Required Filings and Consents.

                  (a) Except as set forth in Schedule 3.5(a), the execution and delivery of this Agreement by Swiftcall E&S do not, and the performance by Swiftcall E&S of its obligations under this Agreement will not, (i) conflict with or violate the articles of incorporation or bylaws of Swiftcall E&S, (ii) conflict with or violate any Law applicable to Swiftcall E&S or the Assets, or
(iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Swiftcall E&S is a party or by which Swiftcall E&S is bound or by which any of the Assets is subject.

                  (b) Except as set forth in Schedule 3.5(b), the execution and delivery of this Agreement by Swiftcall E&S does not, and the performance of this Agreement by Swiftcall E&S will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Government Entity, except for the filing and recordation of appropriate merger documents as required by Virginia Law.

                  (c) Except as set forth in Schedule 3.5(c), the execution and delivery of this Agreement by the Stockholder and the Affiliate do not, and the performance by the Stockholder and the Affiliate of its obligations under this Agreement will not, (i) conflict with or violate the articles of incorporation or bylaws of any of the Stockholder and the Affiliate, (ii) conflict with or violate any Law applicable to any of the Stockholder and the Affiliate or the Assets, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any material note, bond, mortgage, indenture, contract,


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

agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder and the Affiliate are a party or by which the Stockholder and the Affiliate are bound or by which any of the Assets is subject.

                  (d) Except as set forth in Schedule 3.5(d), the execution and delivery of this Agreement by the Stockholder and the Affiliate do not, and the performance of this Agreement by the Stockholder and the Affiliate will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Government Entity.

          SECTION 3.6. Financial Statements.

                  (a) Swiftcall E&S has prepared and furnished to Acquiror (a) the unaudited balance sheet of Swiftcall E&S as of the end of the fiscal year ended December 31, 1998, and the fiscal quarter ended March 31, 1999, the unaudited statement of income of Swiftcall E&S for such fiscal year and quarter and the statement of cash flows for such fiscal quarter, if any, and (b) the federal tax return of Swiftcall E&S for calendar year 1997. The financial statements referred to in this Section 3.6(a) and the financial statements of Swiftcall E&S provided to Acquiror pursuant to this Agreement (the "Financial Statements") present fairly, in all material respects, the financial condition of Swiftcall E&S as of the respective dates and the results of operations and cash flows for the respective periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except that such unaudited statements do not contain all required footnotes). The tax return referred to in this Section 3.6(a) is correct and complete in all material respects. Except as reflected in the unaudited balance sheet of Swiftcall E&S as of March 31, 1999 (the "Balance Sheet Date") or as described on Schedule 3.6(a), Swiftcall E&S has incurred no liabilities, contingent or absolute, matured or unmatured, known or unknown, except for liabilities incurred in the ordinary course of business since the Balance Sheet Date which would not have a Material Adverse Effect.

                  (b) Since the Balance Sheet Date, there has been no Material Adverse Effect. Since the Balance Sheet Date, Swiftcall E&S has conducted its business in the ordinary course, and Swiftcall E&S has not (a) paid any dividend or distribution in respect of, or redeemed or repurchased any of, its capital stock; (b) incurred loss of, or significant injury to, any of the Assets, whether as the result of any natural disaster, labor trouble, accident, other casualty, or otherwise; (c) incurred, or become subject to, any obligation or liability (absolute or contingent, matured or unmatured, known or unknown), except current liabilities incurred in the ordinary course of business; (d) mortgaged, pledged or subjected to any Encumbrance any of the Assets; (e) sold, exchanged, transferred or otherwise disposed of any of the Assets except in the ordinary course of business, or canceled any debts or claims; (f) written down the value of any Assets or written off as uncollectible any accounts receivable, except write downs and write-offs in the ordinary course of business, none of which, individually or in the aggregate, are material; (g) entered into any transactions other than in the ordinary course of business; (h) made any change in any method of accounting or accounting practice; or (i) made any agreement to do any of the foregoing.

                  (c) The Stockholder and the Affiliate have, and as of the Effective Time will have, sufficient assets and the ability to perform their obligations pursuant to this Agreement.


          SECTION 3.7. Accounts Receivable.

                  The accounts receivable of Swiftcall E&S shown on the balance sheet described in Section 3.6 and on Schedule 3.7, if any, or thereafter acquired by Swiftcall E&S, have been collected or are bona fide, arose in the ordinary course of business, and to the knowledge of Swiftcall E&S or the Stockholder and the Affiliate, are not subject to any disputes or offsets.


          SECTION 3.8. Ownership and Condition of the Assets.

                  (a) Swiftcall E&S is the sole and exclusive legal and equitable owner of and has good and marketable title to the respective Assets (other than the Transfer Assets), as indicated on Schedule 3.8(a) and, except as set forth in Schedule 3.8(a), such Assets are free and clear of all Encumbrances. Schedule 3.8(a) lists all Assets, whether encumbered or not, and indicates the owner and the extent of any Encumbrance on any encumbered Asset, whether presently held or contemplated to be held as of the Closing Date (and in such case the present holder). No person or Government Entity has an option to purchase, right of first refusal or other similar right with respect to all or any part of the Assets.

                  (b) Schedule 3.8(b) lists all assets to be transferred (the "Asset Transfer") from the Stockholder and the Affiliate to Swiftcall E&S (or, as provided in Section 8.11, to the Acquiror or a subsidiary) prior to the Effective Time (the "Transfer Assets"), including without limitation the lease with DSC Alcatel, dated May 11, 1998 (the "DSC Alcatel Lease"), and all rights (the "DSC Alcatel Related Rights") of the Stockholder, Affiliate or any of their respective affiliates relating to the DSC Alcatel Lease and the subject matter thereof (including all rights arising from warranties and support agreements). Following the Asset Transfer, Swiftcall E&S (or the Acquiror or its subsidiary, as the case may be) shall be the sole and exclusive legal and equitable owner of and have good and marketable title to the Transfer Assets and, except as set forth in Schedule 3.8(b), such Transfer Assets shall be free and clear of all Encumbrances.

                  (c) All of the personal property of Swiftcall E&S is in good working order and repair, ordinary wear and tear excepted, and is suitable and adequate for the uses for which it is intended or is being used.

                  (d) Schedule 3.8(d) lists all hardware, computer software, know-how (and the manner in which such know-how is memorialized) and other technology (collectively, the "Swiftcall E&S Technology") which Swiftcall E&S owns or licenses and the nature of such entity's rights in each item of the Swiftcall E&S Technology. The Swiftcall E&S Technology operates materially in accordance with the product literature for such technology (a copy of which, to the extent Swiftcall E&S has a copy, has provided to Acquiror), and Swiftcall E&S and the Stockholder and the Affiliate are not aware of any significant limitations or operational deficiencies to which the Swiftcall E&S Technology is subject.


          SECTION 3.9. Leases.

                  (a) Schedule 3.9(a) lists and briefly describes all Material Leases under which Swiftcall E&S is lessee or lessor, or holds, manages or operates any Asset owned by any third party, or of which any Asset is the subject. Each such Material Lease is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the respective parties thereto and grants the leasehold estate it purports to grant free and clear of all Encumbrances. All necessary governmental approvals with respect thereto have been obtained, all necessary filings or registrations therefor have been made, and there have been no threatened cancellations thereof and are no outstanding disputes thereunder which have not been resolved. Except as provided in Section 3.9(c), Swiftcall E&S has performed in all material respects all obligations under all Material Leases required to be performed by it to date. Except as provided in Section 3.9(c), no party is in default in any material respect under any of the foregoing, and to the knowledge of Swiftcall E&S, Swiftcall E&S and the Stockholder and the Affiliate, there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.

                  (b) Schedule 3.9(b) lists and briefly describes all Material Leases under which any Stockholder and Affiliate is lessee or lessor of any Asset, or holds, manages or operates any Asset owned by any third party, or under which any Asset owned by any Stockholder and Affiliate is held, operated or managed by a third party. All such Material Leases will be transferred to Swiftcall E&S prior to Closing without any breach or default occurring thereunder (or payment or agreement to avoid such breach or default) and as of the Closing no Stockholder and Affiliate shall have any interest in or claim under such Material Lease. Each such Material Lease is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the respective parties thereto and grants the leasehold estate it purports to grant free and clear of all Encumbrances. All necessary governmental approvals with respect thereto have been obtained, all necessary filings or registrations therefor have been made, and there have been no threatened cancellations thereof and are no outstanding disputes thereunder. Except as provided in Section 3.9(c), the Stockholder and Affiliate that is a party thereto has performed in all material respects all obligations under all Material Leases required to be performed by it to date. Except as provided in
Section 3.9(c), no party is in default in any material respect under any of the foregoing, and to the knowledge of Swiftcall E&S and the Stockholder and the Affiliate, there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.

                  (c) Except for arrearages of up to  $181,091.66  under the DSC
Alcatel Lease, Swiftcall E&S and any Stockholder and Affiliate party thereto have performed in all material respects all obligations under the DSC Alcatel Lease and all documents relating to DSC Alcatel Related Rights required to be performed by them to date. Except for arrearages of up to $181,091.66 under the DSC Alcatel Lease, no party is in default in any material respect under the DSC Alcatel Lease or such documents, and to the knowledge of Swiftcall E&S and the Stockholder and the Affiliate, there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default. Upon payment of arrearages of up to $181,091.66 under the DSC Alcatel Lease (or their deferral as contemplated by
Section 9.1(k)) and its assignment to Swiftcall E&S (or the Acquiror or its subsidiary, as the case may be) in the Asset Transfer, Swiftcall E&S and the Stockholder and the Affiliate will be in full compliance with the DSC Alcatel Lease and such documents, the DSC Alcatel Lease and the DSC Alcatel Related Rights will be in full force and effect, the DSC Alcatel Lease will constitute a legal, valid and binding obligation of, and be legally enforceable against, Swiftcall E&S and DSC Alcatel and grant the leasehold estate it purports to grant, and Swiftcall E&S will be entitled and vested with all of the DSC Alcatel Related Rights, in each case free and clear of all Encumbrances, and all necessary governmental and other approvals with respect thereto will have been obtained, all necessary filings or registrations therefor will have been made, and there will be no threatened cancellations thereof and no outstanding disputes thereunder. The outstanding lease balance under the DSC Alcatel Lease as of July 7, 1999 equals $1,227,207.56, not including arrearages of $181,091.66.


          SECTION 3.10. Other Agreements.

                  (a) Schedule 3.10(a) lists all Material Contracts to which Swiftcall E&S is a party or by which Swiftcall E&S is bound, and Swiftcall E&S has delivered to Acquiror true and correct copies of all such agreements. Each such Material Contract is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the respective parties thereto. All necessary governmental approvals with respect thereto have been obtained, all necessary filings or registrations therefor have been made, and there have been no threatened cancellations thereof and are no outstanding disputes thereunder. Swiftcall E&S has in all material respects performed all the obligations thereunder required to be performed by Swiftcall E&S to date. No party is in default in any material respect under any of the agreements described in

Schedule 3.10(a), and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.

                  (b) Schedule 3.10(b) lists all Material Contracts to which any Stockholder and Affiliate is a party or by which any Stockholder and Affiliate is bound relating to the business of Swiftcall E&S or which will constitute an Asset as of the Closing Date, and the Stockholder and the Affiliate have delivered to Acquiror true and correct copies of all such agreements. Each such Material Contract is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the respective parties thereto. All necessary governmental approvals with respect thereto have been obtained, all necessary filings or registrations therefor have been made, and there have been no threatened cancellations thereof and are no outstanding disputes thereunder. Each Stockholder and Affiliate has in all material respects performed all the obligations thereunder required to be performed by each Stockholder and Affiliate to date. No party is in default in any material respect under any of the agreements described in Schedule 3.10(b), and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default. Each such Material Contract will be transferred to Swiftcall E&S prior to Closing without any breach or default occurring thereunder (or payment or agreement to avoid such breach or default) and as of the Closing no Stockholder and Affiliate shall have any interest in or claim under any such Material Contract.


          SECTION 3.11. Real Property.

                  Schedule 3.11 contains a list and brief description of all leasehold interests in real estate, easements, rights to access, rights-of-way and other real property interests which are owned, leased, used or held for use (collectively, the "Real Property") by Swiftcall E&S. The Real Property described in Schedule 3.11 constitutes all real property interests necessary to conduct the business and operations of Swiftcall E&S as now conducted or which will constitute Assets as of the Closing. Neither Swiftcall E&S nor any Stockholder and Affiliate is aware of any easement or other real property interest, other than those described in Schedule 3.11, that is required, or that has been asserted by a Government Entity or other person to be required, to conduct the business and operations of Swiftcall E&S. Swiftcall E&S has delivered to Acquiror true and complete copies of all deeds, leases, easements, rights-of-way and other instruments pertaining to the Real Property (including any and all amendments and other modifications of such instruments). All Real Property (including the improvements thereon) (i) is in good condition and repair consistent with its present use, (ii) is (or at Closing will be) available to Swiftcall E&S for immediate use in the conduct of its business and operations, and (iii) to the knowledge of either of Swiftcall E&S or any Stockholder and Affiliate, complies in all material respects with all applicable building or zoning codes and the regulations of any Government Entity having jurisdiction.


          SECTION 3.12. Environmental Matters.

                  (a) Swiftcall E&S has complied in all material respects and such entities and the Assets are and at Closing will be in material compliance with all Environmental Laws (as defined below). There are no pending or, to the knowledge of any of Swiftcall E&S or any Stockholder and Affiliate, threatened actions, suits, claims, legal proceedings or other proceedings based on, and neither Swiftcall E&S nor the Stockholder and the Affiliate directly or indirectly received any notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any Government Entity or any other person arising out of or attributable to: (i) the current or past presence at any part of the Real Property of Hazardous Materials (as defined below) or any substances that pose a hazard to human health or an impediment to working conditions; (ii) the current or past release or threatened release into the environment from the Real Property (including, without limitation, into any storm drain, sewer, septic system or publicly owned treatment works) of any Hazardous Materials or any substances that pose a hazard to human health or an impediment to working conditions; (iii) the off-site disposal of Hazardous Materials originating on or from the Real Property; (iv) any facility operations or procedures of Swiftcall E&S which do not conform to requirements of the Environmental Laws; or (v) any violation of Environmental Laws at any part of the Real Property or otherwise arising from Swiftcall E&S's activities involving Hazardous Materials.

                  (b) Swiftcall E&S has been duly issued, and currently has and will maintain through the Effective Time, all permits, licenses, certificates and approvals required to be maintained by Swiftcall E&S under any Environmental Law with respect to the use or ownership of the Real Property by Swiftcall E&S. A true and complete list of such permits, licenses, certificates and approvals, all of which are valid and in full force and effect, is set out in Schedule
3.12. Except in accordance with such permits, licenses, certificates and approvals, there has been no discharge of any Hazardous Materials or any other material regulated by such permits, licenses, certificates or approvals.

                  (c) To the knowledge of Swiftcall E&S, none of the Real Property contains any underground storage tanks, or underground piping associated with such tanks, used currently or in the past for Hazardous Materials.

                  (d) As used herein, these terms shall have the following meanings:

                      (i) "Environmental Laws" means all applicable foreign, federal, state and local laws (including the common law), rules, requirements and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials or relating to management of asbestos in buildings.

                      (ii) "Hazardous Materials" means wastes, substances, or materials (whether solids, liquids or gases) that are deemed hazardous, toxic, pollutants, or contaminants, including without limitation, substances defined as "hazardous substances", "toxic substances", "radioactive materials", or other similar designations in, or otherwise subject to regulation under, any Environmental Laws.


          SECTION 3.13. Litigation.

                  Except as described in Schedule 3.13, there is no action, suit, investigation, claim, arbitration or litigation pending or, to the knowledge of any of Swiftcall E&S or any Stockholder and Affiliate, threatened against or involving Swiftcall E&S, the Assets or the business and operations of Swiftcall E&S, at law or in equity, or before or by any court, arbitrator or Government Entity. Swiftcall E&S is not operating under or subject to any judgment, writ, order, injunction, award or decree of any court, judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any Government Entity.


          SECTION 3.14. Compliance with Laws; Licenses and Permits.

                  Swiftcall E&S has complied and is and at Closing will be in compliance in all material respects with all laws, ordinances, regulations, awards, orders, judgments, decrees and injunctions applicable to Swiftcall E&S, the Assets and the business and operations of Swiftcall E&S, including all federal, state and local laws, ordinances, regulations and orders pertaining to employment or labor, safety, health, environmental protection, zoning and other matters. Swiftcall E&S has obtained and holds all permits, licenses and approvals (none of which has been modified or rescinded and all of which are in full force and effect) from all governmental authorities necessary to conduct the business and operations of Swiftcall E&S as now conducted and as proposed to be conducted (including following all transfers of Assets contemplated to occur prior to Closing) and to own, use and maintain the Assets.


          SECTION 3.15. Intellectual Property.

                  (a) Swiftcall E&S owns, or is or will at Closing be licensed or otherwise possess all necessary rights to use all patents, trademarks, trade names, service marks, copyrights and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs and applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") constituting any Asset or that are used or marketed in the business of Swiftcall E&S as presently conducted and as proposed to be conducted (including following all transfers of Assets contemplated to occur prior to Closing) or included or proposed to be included in Swiftcall E&S's products or proposed products.

                  (b) Schedule  3.15(b)  lists all (i) patents,  registered  and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks, included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) licenses, sublicenses and other agreements as to which Swiftcall E&S is a party and pursuant to which any person is authorized to use any Intellectual Property, and (iii) licenses, sublicenses and other agreements as to which Swiftcall E&S is a party and pursuant to which Swiftcall E&S is (or at Closing will be) authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of any product of Swiftcall E&S or any Asset.

                  (c)  To  the   knowledge  of  any  of  Swiftcall  E&S  or  any
Stockholder and Affiliate, there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Swiftcall E&S any trade secret material to Swiftcall E&S or any Intellectual Property right of any third party to the extent licensed by or through Swiftcall E&S by any third party, including any employee or former employee of Swiftcall E&S. Except as set forth in Schedule 3.15(c), Swiftcall E&S has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property. Except as set forth in Schedule 3.15(c), there are no royalties, fees or other payments payable by Swiftcall E&S to any person by reason of the ownership, use, sale or disposition of Intellectual Property.

                  (d) Swiftcall E&S is not, nor will it be following the execution and delivery of this Agreement or the performance of its obligations under this Agreement or as of the Closing Date, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights.

                  (e) Neither Swiftcall E&S nor any Stockholder and Affiliate has (i) been served with process, is aware that any person is intending to serve process on Swiftcall E&S in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party and
(ii)  has not
brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. The business of Swiftcall E&S as presently conducted and as proposed to be conducted, and Swiftcall E&S's products or proposed products do not infringe any patent, trademark, service mark, copyright, trade secret or other propriety right of any third party.

                  (f) Swiftcall E&S has, to the extent it deemed necessary and appropriate, obtained or entered into written agreements with third parties in connection with the disclosure to, or use or appropriation by, third parties, of trade secret or proprietary Intellectual Property owned by Swiftcall E&S and not otherwise protected by a patent, a patent application, copyright, trademark, or other registration or legal scheme (the "Swiftcall Confidential Information"), and does not know of any situation involving such third party use, disclosure or appropriation of Swiftcall Confidential Information where the lack of such a written agreement is likely to result in any Material Adverse Effect.


          SECTION 3.16. Taxes and Assessments.

                  (a) Except as set forth in Schedule 3.16(a), Swiftcall E&S has (or, in the case of returns becoming due after the date hereof and on or before the Closing Date, will have prior to the Closing Date) duly filed all Swiftcall E&S Tax Returns required to be filed by Swiftcall E&S on or before the Closing Date with respect to all applicable Taxes, and no penalties or other charges are or will become due with respect to any of Swiftcall E&S Tax Returns as the result of the late filing thereof. All of the Swiftcall E&S Tax Returns are (or, in the case of returns becoming due after the date hereof and on or before the Closing Date, will be) true and complete in all material respects. Except as set forth in Schedule 3.16(a), Swiftcall E&S: (i) has paid all Taxes due or claimed to be due by any Taxing authority in connection with any of the Swiftcall E&S Tax Returns; or (ii) has established (or, in the case of amounts becoming due after the date hereof, prior to the Closing Date will have paid or established) in the Financial Statements adequate reserves (in conformity with generally accepted accounting principles consistently applied) for the payment of such Taxes. The amounts set up as reserves for Taxes on the Financial Statements are sufficient for the payment of all unpaid Taxes, whether or not such Taxes are disputed or are yet due and payable, for or with respect to the period, and for which Swiftcall E&S may be liable in its own right or as a transferee of the Assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity.

                  (b) Except as set forth in Schedule 3.16(b), Swiftcall E&S has not, nor will Swiftcall E&S have on the Closing Date, either in its own right (including Taxes resulting from Swiftcall E&S having been (or ceasing to be) included in any affiliated, consolidated, combined or unitary Swiftcall E&S Tax Return) or as a transferee, any liability for Taxes payable for or with respect to any periods prior to and including the Closing Date in excess of the amounts actually paid prior to the Closing Date or reserved for in the Financial Statements.

                  (c) There is no action, suit, proceeding, audit, investigation or claim pending or, to the knowledge of Swiftcall E&S, threatened in respect of any Taxes for which Swiftcall E&S is or may become liable, nor has any deficiency or claim for any such Taxes been proposed, asserted or, to the knowledge of Swiftcall E&S, threatened. Except as set forth in Schedule 3.16(c), Swiftcall E&S has not consented to any waivers or extensions of any statute of limitations with respect to any taxable year of Swiftcall E&S. Except as set forth in Schedule 3.16(c), there is no agreement, waiver or consent providing for an extension of time with respect to the assessment or collection of any Taxes against Swiftcall E&S, and no power of attorney granted by Swiftcall E&S with respect to any tax matters is currently in force.

                  (d) Swiftcall E&S has furnished to Acquiror true and complete copies of all the Swiftcall E&S Tax Returns for the past two (2) years and all written communications relating to any such Swiftcall E&S Tax Returns or to any deficiency or claim proposed and/or asserted, irrespective of the outcome of such matter, but only to the extent such items relate to tax years (i) which are subject to an audit, investigation, examination or other proceeding, or (ii) with respect to which the statute of limitations has not expired.

                  (e) Schedule 3.16(e) sets forth (i) all federal tax elections that currently are in effect with respect to Swiftcall E&S and (ii) all elections for purposes of foreign, state or local Taxes and all consents or agreements for purposes of federal, foreign, state or local Taxes in each case that reasonably could be expected to have a material effect on Swiftcall E&S or any of the Assets or its operations after the Closing. Schedule 3.16(e) sets forth all changes in accounting methods for Tax purposes at any time made, agreed to, requested or required with respect to Swiftcall E&S within the past five (5) years.

                  (f) Swiftcall E&S (i) is not and within the past five (5) years has not been a partner in a partnership or an owner of an interest in an entity treated as a partnership for federal income tax purposes; (ii) has not executed or filed with the Internal Revenue Service any consent to have the provisions of Section 341(f) of the Code apply to it; (iii) is not subject to
Section 999 of the Code; (iv) is not a passive foreign investment company as defined in Section 1296(a) of the Code; (v) is not and has not been a United States Real Property Holding Corporation within the meaning of Section 897(c)(2) of the Code; and (vi) is not a party to an agreement relating to the sharing, allocation or payment of, or indemnity for, Taxes.

                  (g) Except as set forth in Schedule 3.16(a), Swiftcall E&S has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid to any employee, independent contractor, creditor, stockholder or other third party.

                  (h) As used herein, the term "Taxes" shall mean all federal, state, local and foreign taxes (including, without limitation, income, profit, franchise, sales, use, VAT, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, license fees, registration, fees, withholdings or other similar charges of every kind, character or description imposed by any governmental authorities, and any interest, penalties or additions to tax imposed thereon or in connection therewith.

                  (i) As used herein, the term "Swiftcall E&S Tax Returns" means all federal, state, local, foreign and other applicable tax returns, declarations of estimated tax reports required to be filed by Swiftcall E&S (without regard to extensions of time permitted by law or otherwise).


          SECTION 3.17. Employment Matters.

                  (a) Neither Swiftcall E&S nor any Employee Benefit Plan (as such term is defined in ERISA) maintained by Swiftcall E&S to which Swiftcall E&S has or has had the obligation to contribute in respect of any Swiftcall E&S employees is in violation of any provisions of Law; no reportable event, within the meaning of ERISA, ss. 4043(c)(1), (2), (3), (5), (6), (7) or (10), has
occurred and is continuing with respect to any such Employee Benefit Plan and no prohibited transaction, within the meaning of Title I of ERISA, has occurred with respect to any such Employee Benefit Plan. No Employee Benefit Plan maintained by Swiftcall E&S is a Multiemployer Plan (as such term is defined in ERISA), is subject to Title IV of ERISA or provides post-retirement medical, life insurance or other benefits except to the extent required to comply with the health care continuation coverage requirements of ERISA and the Code.

                  (b) There are no collective bargaining agreements applicable to any Swiftcall E&S employees and Swiftcall E&S has no duty to bargain with any labor organization with respect to any such persons. There is not pending any demand for recognition or any other request or demand from a labor organization for representative status with respect to any persons employed by Swiftcall E&S. There are no strikes, work stoppages, grievance proceedings, union organization efforts or other material controversies pending, or, to the knowledge of Swiftcall E&S, threatened and (i) any current or former employees of Swiftcall E&S or (ii) any union or other collective bargaining unit representing such employees.

                  (c) Schedule 3.17(c) contains a true and complete list of names, positions and rates of compensation of all directors, officers and employees of Swiftcall E&S or who is expected to be an employee as of the Closing Date showing each such person's name, position, and annual remuneration, bonuses (except bonuses which have not been determined for the current fiscal year) and fringe benefits for the current fiscal year and the most recently completed fiscal year (which will also be in effect as of the Closing Date). With respect to any persons employed by Swiftcall E&S, to the knowledge of Swiftcall E&S, Swiftcall E&S is in compliance with all Laws respecting employment conditions and practices, has withheld all amounts required by any applicable Laws to be withheld from wages or any Taxes or penalties for failure to comply with any of the foregoing.

                  (d) With respect to any persons employed by Swiftcall E&S, (i) Swiftcall E&S has not engaged in any unfair labor practice within the meaning of the National Labor Relations Act or has violated any legal requirement prohibiting discrimination on the basis of race, color, national origin, sex, religion, age, marital status, or handicap in its employment conditions or practices; and (ii) there are no pending or, to the knowledge of Swiftcall E&S, threatened unfair labor practice charges or discrimination complaints relating to race, color, national origin, sex, religion, age, marital status, or handicap against Swiftcall E&S before any Government Entity nor, to the knowledge of Swiftcall E&S, does any basis therefor exist.


          SECTION 3.18. Transactions with Related Parties.

                  Except as set forth in Schedule 3.18(a), neither any present or former officer, director, stockholder or person known by Swiftcall E&S or any Stockholder and Affiliate to be an affiliate of Swiftcall E&S or any Stockholder and Affiliate nor any person known by Swiftcall E&S to be an affiliate of any such person, is currently (or will be at Closing) a party to any transaction or agreement with Swiftcall E&S including, without limitation, any agreement providing for the employment of, furnishing of services by, rental of Assets from or to, or otherwise requiring payments to, any such officer, director, stockholder or affiliate.


          SECTION 3.19. Insurance.

                  Swiftcall E&S has made available to Acquiror copies of all policies of title, property, fire, casualty, liability, life, workmen's compensation and other forms of insurance of any kind relating to the Assets or the business and operations of Swiftcall E&S. All such policies: (a) are in full force and effect; (b) are sufficient for compliance by Swiftcall E&S with all requirements of applicable Law and of all licenses, franchises and other agreements to which Swiftcall E&S is a party; (c) are valid, outstanding, and enforceable policies; and (d) insure against risks of the kind customarily insured against and in amounts customarily carried by corporations similarly situated and provide adequate insurance coverage for the Assets and the business and operations of Swiftcall E&S.

          SECTION 3.20. Voting Requirements.

                  The affirmative vote of the holders of a majority of all outstanding shares of Swiftcall E&S Common Stock to adopt this Agreement is the only vote of the holders of any class or series of Swiftcall E&S capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby, including the Merger.

          SECTION 3.21. Brokers.

                  Except as set forth on Schedule 3.21(a), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Swiftcall E&S or any Stockholder and Affiliate.

          SECTION 3.22. Compliance with Foreign Corrupt Practices Act.

                  Swiftcall  E&S is  not in  violation  of the  Foreign  Corrupt
Practices Act of 1977, as amended, which prohibits businesses and business people from providing any payment or gratuity to foreign officials in exchange or obtaining or retaining business.

          SECTION 3.23. Disclosure.

                  No representations or warranties by Swiftcall E&S or any Stockholder and Affiliate in this Agreement and no statement or information contained in the Schedules hereto or any certificate furnished or to be furnished by Swiftcall E&S or any Stockholder and Affiliate to Acquiror or Merger Sub pursuant to the provisions of this Agreement (taken collectively), contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                   ARTICLE IV

                    ADDITIONAL REPRESENTATIONS AND WARRANTIES
                      OF THE STOCKHOLDER AND THE AFFILIATE

                  In addition to the representations and warranties made by the Stockholder and the Affiliate in Article III hereof, the Stockholder and the Affiliate hereby represent and warrant to Acquiror and Merger Sub as follows:

          SECTION 4.1. Title to Swiftcall E&S Stock.

                  The Stockholder is and as of the Effective Time will be the sole legal, beneficial and record owner of all shares of Swiftcall E&S Stock outstanding. Since the date of issuance or sale of such shares of Swiftcall E&S Stock to the Stockholder, there has been no event, or action taken (or failure to take action) by or against the Stockholder, which has resulted or might result in the creation of any Encumbrance on such shares. The Stockholder has, and as of the Effective Time the Stockholder will have, good, valid and marketable title to all shares of Swiftcall E&S Stock free and clear of all Encumbrances, except such restrictions on the transfer of such shares as may be applicable under federal and state securities laws, with full right and lawful authority to sell and transfer the shares to Acquiror pursuant to this Agreement. Immediately following the Effective Time, Acquiror will acquire good, valid and marketable title thereto, free and clear of all Encumbrances, except such restrictions on the transfer of such shares as may be applicable under federal and state securities laws.


          SECTION 4.2. No Registration Under the Securities Act.

                  The Stockholder understands that any shares of Acquiror Common Stock which may be issued to the Stockholder under this Agreement have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), when issued in reliance upon exemptions contained in the Securities Act or interpretations thereof, and such shares of Acquiror Common Stock can not be offered for sale, sold or otherwise transferred unless such shares are so registered or qualify for exemption from registration under the Securities Act.


          SECTION 4.3. Acquisition for Investment.

                  The shares of Acquiror Common Stock which may be issued to the Stockholder under this Agreement, if any, would be acquired by the Stockholder in good faith solely (in each case) for the Stockholder's own account, for investment and not with a view toward resale or other distribution within the meaning of the Securities Act. Such shares will not be offered for sale, sold or otherwise transferred by the Stockholder without either registration or exemption from registration under the Securities Act.


          SECTION 4.4. Evaluation of Merits and Risks of Investment.

                  The Stockholder has such knowledge and experience in financial and business matters that the Stockholder is capable of evaluating the merits and risks of the Stockholder's investment in any shares of Acquiror Common Stock issued under this Agreement. The Stockholder understands and is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding such shares for an indefinite period of time, inasmuch as the shares have not been registered under the Securities Act). The Stockholder confirms that Acquiror has made available to the Stockholder and its representatives and agents the opportunity to ask questions of the officers and management employees of Acquiror about the business and financial condition of Acquiror as the Stockholder or its representatives have requested.

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

                  Acquiror represents and warrants to Swiftcall E&S and the Stockholder and the Affiliate as follows:


          SECTION 5.1. Organization and Qualification.

                  Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Acquiror has the requisite power and authority to own, lease and operate its assets and properties, to carry on its business as now being conducted and to perform the terms of this Agreement and the transactions contemplated hereby. Acquiror is duly qualified to conduct its business, and is in good standing, in each jurisdiction where the ownership or leasing of its properties or the nature of its activities in connection with the conduct of its business makes such qualification necessary.


          SECTION 5.2. Certificate of Incorporation and Bylaws.

                  Acquiror has herewith delivered to Swiftcall E&S and the Stockholder and the Affiliate a complete and correct copy of the certificate of incorporation and the bylaws of Acquiror, each as amended to date. Such certificate of incorporation and bylaws are in full force and effect. Acquiror is not in violation of any of the provisions of its certificate of incorporation or bylaws or other organizational or governing document.


          SECTION 5.3. Capitalization.

                  The authorized capital stock of Acquiror consists of: (i) one hundred million (100,000,000) shares of Acquiror Common Stock of which nineteen million nine hundred nineteen thousand six hundred ninety-four (19,919,694) shares are issued and outstanding on the date of execution of this Agreement; and (ii) ten million (10,000,000) shares of preferred stock, par value $.001 per share, of which; (a) one million (1,000,000) shares of Series A Participation Preferred Stock are authorized, of which no shares are issued and outstanding;
(b) five hundred
thousand (500,000) shares of Series B Convertible Preferred Stock are authorized, issued and outstanding; (c) two hundred (200) shares of 8% Series C Cumulative Convertible Preferred Stock are authorized, of which no shares are issued and outstanding; (d) one hundred twenty-five (125) shares of 8% Series D Cumulative Convertible Preferred Stock are authorized, of which fifty (50) shares are issued and outstanding; (e) one hundred twenty-five (125) shares of 8% Series E Cumulative Convertible Redeemable Preferred Stock are authorized, of which fifty (50) shares are issued and outstanding; (f) 2,020,000 shares of Series F Convertible Preferred Stock are authorized, of which 1,010,000 shares are issued and outstanding; and (g) 1 share of 6% Series G Cumulative Convertible Redeemable Preferred Stock is authorized, issued and outstanding. Except as set forth in Schedule 5.3, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Acquiror or obligating Acquiror to issue or sell any shares of capital stock of, or other equity interests in Acquiror, including any securities directly or indirectly convertible into or exercisable or exchangeable for any capital stock or other equity securities of Acquiror. Except as set forth in Schedule 5.3, there are no outstanding obligations of Acquiror to repurchase, redeem or otherwise acquire any shares of its capital stock or make any investment (in the form of a loan, capital contribution or otherwise) in any other person.


          SECTION 5.4. Authority.

                  The execution and delivery of this Agreement by Acquiror and the consummation by Acquiror of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Acquiror are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Acquiror and, assuming the due authorization, execution and delivery by Swiftcall E&S and the Stockholder and the Affiliate, constitutes a legal, valid and binding obligation of Acquiror, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.


          SECTION 5.5. No Conflict; Required Filings and Consents.

                  (a) Except as set forth in Schedule 5.5, the execution and delivery of this Agreement by Acquiror do not, and the performance by Acquiror of its obligations under this Agreement will not, (i) conflict with or violate the certificate of incorporation or bylaws of Acquiror, (ii) conflict with or violate any Law applicable to Acquiror or its assets and properties, or (iii) result in any breach of or constitute a default under any Acquiror Material Contracts (as defined below).

                  (b) Except as set forth in Schedule 5.5, the execution and delivery of this Agreement by Acquiror do not, and the performance of this Agreement by Acquiror will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Government Entity, except for the filing and recordation of appropriate merger documents as required by Virginia Law.

          SECTION 5.6. Financial Statements.

                  The audited consolidated balance sheet of Acquiror as of the end of the nine-month fiscal year commencing April 1, 1998 and ending December 31, 1998, and the consolidated audited statement of income and cash flows for such period (collectively, the "Audited Financial Statements") and the consolidated unaudited balance sheet of the Acquiror as of March 31, 1999 and the consolidated unaudited statements of income and cash flows for the three-month period ended March 31, 1999 (the "Unaudited Financial Statements") present fairly, in all material respects, the financial condition of Acquiror as of the respective dates and the results of operations and cash flows for the respective periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except that such unaudited statements do not contain all required footnotes and are subject to normal recurring year-end adjustments). Except as reflected in the unaudited balance sheet of Acquiror as of March 31, 1999 (the "Acquiror Balance Sheet Date"), Acquiror has no liabilities, contingent or absolute, matured or unmatured, known or unknown, except for liabilities incurred in the ordinary course of business since the Acquiror Balance Sheet Date that would not have an Acquiror Material Adverse Effect.

          SECTION 5.7. Absence of Certain Changes or Events.

                  Except as set forth in Schedule 5.7, since March 31, 1999, Acquiror has not incurred any material liability, except in the ordinary course of its business consistent with its past practices, and Acquiror has conducted its business in the ordinary course consistent with its past practices. Except as set forth in Schedule 5.7, since March 31, 1999, there has not been any change in the business, condition (financial or otherwise) or results of operations of Acquiror, including any transaction, commitment, dispute, damage, destruction or loss, whether or not covered by insurance, or other event of any character (whether or not in the ordinary course of business) individually or in the aggregate which has had, or is reasonably likely to have, an Acquiror Material Adverse Effect.

          SECTION 5.8. Agreements.

                  Except as set forth in Schedule 5.8, all existing agreements that are or will be required to be filed as an exhibit to reports filed by the Acquiror with the Securities and Exchange Commission (the "SEC") (collectively, the "Acquiror

Material Contracts") are valid and in full force and effect on the date hereof, and Acquiror has not (and has no knowledge that any party thereto has) violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any Acquiror Material Contract, except for defaults which would not reasonably be expected to have an Acquiror Material Adverse Effect.


          SECTION 5.9. Litigation.

                  Except as set forth in Schedule 5.9, there is no action, suit, investigation, claim, arbitration or litigation pending or, to the knowledge of Acquiror, threatened against or involving Acquiror or the business and operations of Acquiror, at law or in equity, or before or by any court, arbitrator or Government Entity. Acquiror is not operating under or subject to any judgment, writ, order, injunction, award or decree of any court, judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any Government Entity.

          SECTION 5.10. Taxes and Assessments.

                  Except as set forth in Schedule 5.10, Acquiror has (i) duly and timely paid all Taxes which have become due and payable by it; (ii) Acquiror has received no notice of, nor does Acquiror have any knowledge of, any notice of deficiency or assessment or proposed deficiency or assessment from any taxing Government Entity; and (iii) to Acquiror's knowledge, there are no audits pending and there are no outstanding agreements or waivers by Acquiror that extend the statutory period of limitations applicable to any federal, state, local, or foreign tax returns or Taxes.

          SECTION 5.11. Brokers.

                  Except as set forth on Schedule 5.11, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquiror.

          SECTION 5.12. Disclosure.

                  No representations or warranties by Acquiror in this Agreement and no statement or information contained in the Schedules hereto or any certificate furnished or to be furnished by Acquiror to Swiftcall E&S and the Stockholder and the Affiliate pursuant to the provisions of this Agreement (taken collectively), contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                   ARTICLE Vi

                  REPRESENTATIONS AND WARRANTIES OF MERGER SUB

                  Acquiror and Merger Sub jointly and severally represent and warrant to Swiftcall E&S and the Stockholder and the Affiliate as follows:


          SECTION 6.1. Organization and Qualification.

                  Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. As of the date of this Agreement, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, Merger Sub has not incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.


          SECTION 6.2. Articles of Incorporation and Bylaws.

                  Merger Sub has heretofore made available to Swiftcall E&S and the Stockholder and the Affiliate a complete and correct copy of the articles of incorporation and the bylaws of Merger Sub, as amended to date. Such articles of incorporation and bylaws are in full force and effect. Merger Sub is not in violation of any of the provisions of its articles of incorporation or bylaws or other organizational or governing document.


          SECTION 6.3. Authority.

                  Merger Sub has the necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Merger Sub and the consummation by Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Merger Sub and, assuming the due authorization, execution and delivery by Swiftcall E&S, the Stockholder and the Affiliate and Acquiror, constitutes a legal, valid and binding obligation of Merger Sub, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

          SECTION 6.4. No Conflict; Required Filings and Consents.

                  (a) Except as set forth in Schedule 6.4, the execution and delivery of this Agreement by Merger Sub do not, and the performance by Merger Sub of its obligations under this Agreement will not, (i) conflict with or violate the certificate of incorporation or bylaws of Merger Sub, (ii) conflict with or violate any Law applicable to Merger Sub or its assets and properties, or (iii) result in any breach of or constitute a default under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Merger Sub is a party or by which Merger Sub is bound, or by which any of its properties or assets is subject.

                  (b) Except as set forth in Schedule 6.4, the execution and delivery of this Agreement by Merger Sub do not, and the performance of this Agreement by Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Government Entity, except for the filing and recordation of appropriate merger documents as required by Virginia Law.


          SECTION 6.5. Disclosure.

                  No representations or warranties by Merger Sub in this Agreement and no statement or information contained in the Schedules hereto or any certificate furnished or to be furnished by Merger Sub to Swiftcall E&S and the Stockholder and the Affiliate pursuant to the provisions of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.


                                   ARTICLE VII

                                    COVENANTS


          SECTION 7.1. Affirmative Covenants of Swiftcall E&S and the Stockholder and the Affiliate.

                  Swiftcall E&S and the Stockholder and the Affiliate hereby covenant and agree that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Acquiror, (a) the business of Swiftcall E&S and the Assets shall be operated in the usual and ordinary course consistent with past practices and in accordance with applicable Laws; (b) Swiftcall E&S shall preserve substantially intact its business organization, rights and franchises, services of its respective principal officers and key employees and relationships with suppliers, contractors, distributors, customers and others having business relationships with it; (c) Swiftcall E&S shall maintain its properties and assets (including the Assets) in as good repair and condition as at present, ordinary wear and tear excepted, and (d) Swiftcall E&S shall keep insurance in full force and effect comparable in amount and scope of coverage to that currently maintained.

                  Swiftcall E&S shall notify Acquiror promptly of any material adverse change in the business, operations, prospects, condition (financial or otherwise), assets or liabilities of Swiftcall E&S or any Asset, including, without limitation, information (including, without limitation, copies of all documents relating thereto) concerning all claims instituted, threatened or asserted against or affecting Swiftcall E&S or its business or Assets at law or in equity, before or by any court or governmental authority. Swiftcall E&S also shall notify Acquiror promptly in writing of the occurrence of any event, or the failure of any event to occur, prior to the Closing that results in a material omission from, or material breach of, any of the covenants, representations or warranties made by or on behalf of Swiftcall E&S or the Stockholder and the Affiliate in this Agreement or the Disclosure Schedule. Swiftcall E&S shall keep proper books of record and account in which true and complete entries will be made of all transactions in accordance with generally accepted accounting principles applied on a basis consistent with prior periods, and shall supply to Acquiror such documents (financial or otherwise) with respect thereto as Acquiror shall reasonably request. Swiftcall E&S shall inform and discuss with Acquiror on a regular and ongoing basis the management of the business of Swiftcall E&S and Assets, including, without limitation, (i) any significant new agreements or transactions proposed to be entered into, (ii) persons proposed to be employed or terminated by Swiftcall E&S outside of the ordinary course of business, and (iii) any other significant developments relating to the business of Swiftcall E&S or the Assets.


          SECTION 7.2. Negative Covenants of Swiftcall E&S and the Stockholder and the Affiliate.

                  Except as expressly contemplated by this Agreement or otherwise consented to in writing by Acquiror, from the date hereof until the Effective Time, Swiftcall E&S and the Stockholder and the Affiliate shall cause Swiftcall E&S not to do any of the following:

                  (a) (i) increase the compensation payable to or to become payable to any of its directors, officers or employees, except for increases in salary, wages or bonuses payable or to become payable in the ordinary course of business and consistent with past practice; (ii) grant any severance or termination pay to, or enter into or modify any employment or severance agreement with, any of its directors, officers or employees; or (iii) adopt or amend any employee benefit plan or arrangement, except as may be required by applicable Law;

                  (b) declare, set aside or pay any dividend on, or make any other distribution in respect of, any of its capital stock;

                  (c) (i) redeem, repurchase or otherwise reacquire any share of its capital stock or any securities or obligations convertible into or exchangeable for any share of its capital stock, or any options, warrants or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock;

                  (d) (i) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any Encumbrances) of, any shares of any class of its capital stock (including shares held in treasury) or other equity securities, any securities or obligations directly or indirectly convertible into or exercisable or exchangeable for any such shares or securities, or any rights, warrants or options directly or indirectly to acquire any such shares or securities; or (ii) amend or otherwise modify the terms of any such securities, obligations, rights, warrants or options in a manner inconsistent with the provisions of this Agreement or the effect of which shall be to make such terms more favorable to the holders thereof;

                  (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of inventory in the ordinary course of business and consistent with past practice), or make or commit to make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice;

                  (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its assets except for dispositions of inventory in the ordinary course of business and consistent with past practice;

                  (g) propose or adopt any amendments to its articles of incorporation or bylaws;

                  (h) (i) change any of its methods of accounting in effect at January 1, 1998, or (ii) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending

December 31, 1997, except, in the case of clause (i) or clause (ii), as may be required by law or generally accepted accounting principles, consistently applied;

                  (i) prepay, before the scheduled maturity thereof, any of its long-term debt, or incur any obligation for borrowed money, whether or not evidenced by a note, bond, debenture or similar instrument, other than trade payables incurred in the ordinary course of business consistent with past practices;

                  (j) enter into or modify in any material respect any agreement which, if in effect as of the date hereof, would have been required to be disclosed on Schedule 3.10, or enter into any agreement, understanding, commitment or other arrangement (whether written or oral) with any affiliate or any officer, director, employee or agent thereof; except as required to carry out the Asset Transfer;

                  (k) take any action that would or could reasonably be expected to result in any of its representations and warranties set forth in this Agreement being untrue or in any of the conditions to the Merger set forth in
Article IX not being satisfied; or

                  (l) agree in writing or otherwise to do any of the foregoing.


                                  ARTICLE VIIi

                              ADDITIONAL AGREEMENTS


         Section 8.1.  Preparation of the Registration Statements.

         In the event that shares of Acquiror Common Stock are issued in payment of the Purchase Price, as soon as reasonably practicable, with a goal of filing within sixty (60) days, but in any event no later than one hundred twenty (120) days after each of the First Payment Date or the Second Payment Date, as applicable, at Acquiror's sole expense, Acquiror shall prepare and file with the SEC one or more registration statements (the "Registration Statements") registering such shares of Acquiror Common Stock for resale under the Securities Act.

         Acquiror shall maintain the effectiveness of each Registration Statement until all Acquiror Common Stock issued pursuant to this Agreement and registered pursuant to such Registration Statement has been disposed of by the Stockholder and the Affiliate or such Acquiror Common Stock is otherwise eligible for public resale under applicable securities laws.


          SECTION 8.2. Consents and Approvals; Filings and Notices.

                  Swiftcall E&S and the Stockholder and the Affiliate shall use reasonable efforts to as promptly as possible make all filings with, provide all notices to and obtain all consents and approvals from third parties required to be obtained by Swiftcall E&S and the Stockholder and the Affiliate in connection with the transactions contemplated hereunder, including, without limitation, all filings, with, notices to and consents and approvals from Government Entity and other persons.


          SECTION 8.3. Access and Information.

                  From the date hereof to the Effective Time, Swiftcall E&S and the Stockholder and the Affiliate shall afford to Acquiror and its officers, employees, accountants, consultants and legal counsel of Acquiror access during normal business hours to the properties, books, records, contracts, facilities, premises, and equipment relating to the Assets and Swiftcall E&S (including without limitation, operating and financial information with respect to Swiftcall E&S) as Acquiror may reasonably request.


          SECTION 8.4. Confidentiality.

                  Notwithstanding anything to the contrary contained in this Agreement, and subject only to any disclosure requirements which may be imposed upon any party under applicable state or federal securities or antitrust laws, it is expressly understood and agreed by the parties that, except with respect to matters or information which are publicly available other than by reason of a breach of this Section 8.4, each party hereto will, and will cause its officers, employees, counsel, accountants and other authorized representatives to, maintain strictly confidential all financial information, business records and other non-public documents or information, concerning any party hereto, obtained in connection with the transactions contemplated by this Agreement except as otherwise consented to in writing by the other parties hereto or thereto. The parties hereto shall use their best efforts to avoid disclosure of any of the foregoing or undue disruption of any of the business operations or personnel of the parties, and no party shall issue any press release or other public announcement regarding the transactions contemplated hereby without the prior written approval of each other party (such approval not to be unreasonably withheld or delayed) unless otherwise required under applicable laws and regulations, including SEC rules and regulations. In the event that the transactions contemplated hereby shall not be consummated for any reason, each party covenants and agrees that neither it nor any of its representatives shall retain (other than information which is publicly available other than by reason of a breach of this Section 8.4) any documents, lists or other writings of any other party which it may have received or obtained in connection herewith or any documents incorporating any of the information contained in any of the same (all of which, and all copies thereof in the possession or control of the recipient or its representatives, shall be returned to the party which provided the information).

          SECTION 8.5. Further Action; Reasonable Best Efforts.

         Each of the parties shall use reasonable best efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including, without limitation, using its reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Government Entities and parties to contracts with Swiftcall E&S (or the Stockholder and the Affiliate, in the case of Assets held by them) or Acquiror as are necessary for the transactions contemplated herein.


          SECTION 8.6. Public Announcements.

                  Swiftcall E&S, the Stockholder and the Affiliate, and Acquiror shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law.


          SECTION 8.7. No Solicitation.

                  During the term of this Agreement, neither Swiftcall E&S, the Stockholder and the Affiliate nor any of their affiliates or any person acting on behalf of such party shall (a) solicit or favorably respond to indications of interest from, or enter into negotiations with, any third party for any proposed merger, consolidation, sale or acquisition of Swiftcall E&S, the Assets or any capital stock of Swiftcall E&S or (b) furnish or cause to be furnished any nonpublic information concerning Swiftcall E&S or the Assets to any person other than in the ordinary course of business or pursuant to applicable Law and after prior written notice to Acquiror.


          SECTION 8.8. Stock Listing.

                  In the event that shares of Acquiror Common Stock are issued in payment of the Purchase Price, Acquiror shall use reasonable best efforts, at Acquiror's expense, to cause such shares of Acquiror Common Stock to be approved for listing on the Nasdaq National Market, subject to official notice of issuance, prior to the first date on which such shares of Acquiror Common Stock are issued.


          SECTION 8.9. Employee Matters.

                  Acquiror shall have the right, but not the obligation, to cause the Surviving Corporation to offer employment following the Effective Time, to any number of the employees of Swiftcall E&S; provided, however, that nothing in this Section 8.9 shall require the Acquiror or the Surviving Corporation to offer such employment or require particular terms and conditions for any such offer that is made voluntarily, and nothing in this Section 8.9 shall limit or otherwise restrict the ability of Acquiror or the Surviving Corporation to terminate, lay off or reduce the work hours with respect to the employment of any such employees following any initial employment with the Surviving Corporation or the Acquiror after the Effective Time.


          SECTION 8.10. Blue Sky.

                  Acquiror shall use reasonable best efforts to obtain prior to the Closing Date any necessary blue sky permits and approvals required to permit the distribution of the shares of the Acquiror Common Stock, if any, to be issued in accordance with the provisions of this Agreement.


          SECTION 8.11. Asset Transfer.

                  The Stockholder and the Affiliate shall transfer good and marketable title of the Transfer Assets to Swiftcall E&S prior to the Closing on terms acceptable to the Acquiror in its sole discretion, provided, however, that if the Acquiror so requests, the Transfer Assets shall be transferred at Closing to the Acquiror or a subsidiary thereof designated by the Acquiror.


          SECTION 8.12. Upgrade Credits.

                  To the extent that Andville, Swiftcall Bahamas or any other Swiftcall entity has credits, discounts or other similar interests for future switch or equipment upgrades from DSC Alcatel, the Stockholder and the Affiliate will use reasonable best efforts to ensure that these will be transferred to Swiftcall E&S prior to Closing.


          SECTION 8.13. Minimum Revenues.

                  (a) Swiftcall Bahamas shall cause VIP Communications, Inc. (formerly Swiftcall (USA) Inc.), a Virginia corporation wholly-owned by Swiftcall Bahamas ("VIP"), to purchase services from Acquiror or its subsidiaries of the type presently being purchased by VIP from IDX International, Inc., a subsidiary of the Acquiror ("IDX"), at a price which is the lower of (i) the average cost to IDX of the best two off-net routes (as defined below) to each destination for transport, plus an Overhead Recovery Factor (as defined below) or (ii) the best price offered to any other customer of Acquiror or its subsidiaries. Initially the Overhead Recovery Factor shall equal $0.0025 per minute. If requested by either Acquiror or VIP, the Overhead Recovery Factor shall be re-calculated every three (3) months, such re-calculated cost to be the average of the cost per minute across the circuits in the U.S. to Acquiror's U.S. carriers using an average cost of $600 per T1 circuit. For purposes of this Section 8.13(a), "off-net route" means a route sending traffic from Acquiror's Reston, VA switch to Acquiror's U.S.-based carriers.

                  (b) Such purchases shall result in revenue to Acquiror or its subsidiaries of at least five hundred thousand dollars ($500,000) during the period beginning on the Effective Date and ending on the twelve (12) month anniversary date thereof (the "Revenue Date"). On the Second Payment Date, if 100% of such minimum revenue is not reached, the shortfall shall be subtracted from the Second Payment Amount (or Alternative Payment, as applicable) and placed in an escrow account ("Revenue Escrow Amount"), under the terms of the Escrow Agreement (as defined in Section 11.6 hereto). In the event that 100% of such minimum revenue amount is not reached by the Revenue Date (a "Revenue Shortfall"), the shortfall shall constitute a claim (a "Revenue Shortfall Claim") which shall be satisfied from the Revenue Escrow Amount. To the extent there is no Revenue Shortfall Claim, the Revenue Escrow Amount shall be paid on the Revenue Date.


          SECTION 8.14. Maximum Debt.

                  In the event that Swiftcall E&S's total indebtedness and liabilities on the Closing Date ("Indebtedness"), including, but not limited to, indebtedness in connection with the Assets, plus the indebtedness owed by VIP to IDX and to Acquiror, exceeds $1,815,000, the excess shall constitute a claim (an "Excess Debt Claim") which shall be paid in cash by the Stockholder on the Closing Date, or if not so paid, shall be satisfied by offset against the First Payment Amount. In the event that Swiftcall E&S's Indebtedness plus VIP's indebtedness to IDX and to Acquiror on the Closing Date is less than $1,815,000, the difference between the amount and $1,815,000 shall be added to the First Payment Amount (or Alternative Payment, as applicable).


          SECTION 8.15. Rack Space.

                  Acquiror shall ensure that the Surviving Corporation makes available, free of charge, to VIP the use of up to two (2) racks designated by the Surviving Corporation on an as-available basis, for a period of twenty-four
(24) months beginning on the Effective Date.

                                   ARTICLE IX.

                               CLOSING CONDITIONS


          SECTION 9.1. Conditions to Obligations of Acquiror and Merger Sub.

                  The obligations of Acquiror and Merger Sub to effect the Merger and the other transactions contemplated in this Agreement are also subject to the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law, in writing by Acquiror and Merger Sub:

                  (a) Representations and Warranties. The representations and warranties of Swiftcall E&S and the Stockholder and the Affiliate made in this Agreement shall be true and correct in all material respects, on and as of the Effective Time with the same effect as though such representations and warranties had been made on and as of the Effective Time (provided that any representation or warranty contained herein that is qualified by a materiality standard shall not be further qualified hereby), except for representations and warranties that speak as of a specific date or time other than the Effective Time (which need only be true and correct in all material respects as of such date or time). Acquiror shall have received a certificate of the president or vice-president of Swiftcall E&S and a certificate of the Stockholder and the Affiliate to that effect.

                  (b) Agreements and Covenants. The agreements and covenants of Swiftcall E&S and the Stockholder and the Affiliate required to be performed on or before the Effective Time shall have been performed in all material respects. Acquiror shall have received a certificate of the president or vice-president of Swiftcall E&S and a certificate of the Stockholder and the Affiliate to that effect.

                  (c) No Order. No Government Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Merger or any other transactions contemplated in this Agreement; provided, however, that the parties shall use their reasonable efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted, and any such action or proceeding to be dismissed.

                  (d) Legal Proceedings. No action or proceeding before any Government Entity shall have been instituted or threatened (and not subsequently settled, dismissed, or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the Merger or other transactions contemplated by this Agreement other than an action or proceeding instituted or threatened by Acquiror.

                  (e) No Material Adverse Effect. Since the date of this Agreement, no Material Adverse Effect shall have occurred and be continuing.

                  (f) Required Consents. Swiftcall E&S and the Stockholder and the Affiliate shall have delivered to Acquiror at or before Closing all consents, assignments or notices necessary to be obtained or made by Swiftcall E&S and the Stockholder and the Affiliate in connection with the transactions contemplated by this Agreement.

                  (g)  Appraisal.  Acquiror  shall have received an appraisal of
the  value  of  the  Assets  from  American  Appraisal   Associates   reasonably
satisfactory to Acquiror.

                  (h) Merger Filings. Evidence of the filing of the Articles of Merger with the Virginia State Corporation Commission.

                  (i) Swiftcall E&S Stock Certificates. Delivery by Swiftcall Bahamas of the Swiftcall E&S Stock certificates as provided in Section 2.2 hereof.

                  (j) Asset Transfer. The Asset Transfer shall have been completed no later than three (3) days prior to the Effective Time (or at the Effective Time, in the case of an Asset Transfer to the Acquiror or its subsidiary) and all documentation effecting such Asset Transfer shall have been reasonably approved in writing by Acquiror. The Asset Transfer documentation shall be delivered to the Acquiror no later than seven (7) days prior to the Asset Transfer.

                  (k) DSC Alcatel Switch. Acquiror shall have reached an agreement with DSC Alcatel to waive all outstanding defaults under the DSC Alcatel Lease and documents evidencing the DSC Alcatel Related Rights, which other than such waivers (and changes acceptable to Acquiror in its discretion) shall be in the form provided to Acquiror prior to the date hereof, and shall have reached an agreement satisfactory to Acquiror in its discretion with DSC Alcatel to defer payment of an agreed portion of the amounts in arrears under the lease with DSC Alcatel as of the Closing Date until the date on which the final monthly payment under the lease with DSC Alcatel (as provided to Acquiror prior to the date hereof) is due and to ensure that Acquiror or the Surviving Corporation has full benefit of and entitlement to the DSC Alcatel Related Rights.

                  (l) Other Closing Documents. Swiftcall E&S and the Stockholder and the Affiliate shall have executed and/or delivered to Acquiror such additional documents, certificates and agreements as Acquiror may reasonably request.

          SECTION 9.2. Conditions to Obligations of Swiftcall E&S.

                  The obligations of Swiftcall E&S and the Stockholder and the Affiliate to effect the Merger and the other transactions contemplated in this Agreement are also subject to the following conditions any or all of which may be waived, in whole or in part, to the extent permitted by applicable law in writing by Swiftcall E&S:

                  (a) Representations and Warranties. The representations and warranties of Acquiror and Merger Sub made in this Agreement shall be true and correct in all material respects, on and as of the Effective Time with the same effect as though such representations and warranties had been made on and as of the Effective Time (provided that any representation or warranty contained herein that is qualified by a materiality standard shall not be further qualified hereby), except for representations and warranties that speak as of a specific date or time other than the Effective Time (which need only be true and correct in all material respects as of such date or time). The Stockholder and the Affiliate shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Acquiror and Merger Sub to that effect.

                  (b) Agreements and Covenants. The agreements and covenants of Acquiror and Merger Sub required to be performed on or before the Effective Time shall have been performed in all material respects. The Stockholder and the Affiliate shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Acquiror and Merger Sub to that effect.

                  (c) No Order. No Government Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Merger or any other transactions contemplated in this Agreement; provided, however, that the parties shall use their reasonable efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted, and any such action or proceeding to be dismissed.

                  (d) Legal Proceedings. No action or proceeding before any Government Entity shall have been instituted or threatened (and not subsequently settled, dismissed, or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the Merger or other transactions contemplated by this Agreement other than an action or proceeding instituted or threatened by Swiftcall E&S or the Stockholder and the Affiliate.

                  (e) Merger Filings. Evidence of the filing of the Articles of Merger with the Virginia State Corporation Commission.

                  (f) Other Closing Documents. Acquiror shall have executed and/or delivered to the Stockholder and the Affiliate such additional documents, certificates and agreements as Swiftcall E&S and the Stockholder and the Affiliate may reasonably request.


                                    ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER


          SECTION 10.1. Termination.

                  This Agreement may be terminated at any time prior to the Closing Date:

                  (a) by mutual written consent of Acquiror and Swiftcall E&S and the Stockholder and the Affiliate;

                  (b) by Acquiror if Swiftcall E&S or the Stockholder and the Affiliate shall have breached any of its or their representations, warranties, covenants or agreements contained in this Agreement, or any such representation or warranty shall have become untrue, in any such case such that the conditions precedent to the obligations of Acquiror to close specified in Section 9.1 will not be satisfied;

                  (c) by Swiftcall E&S and the Stockholder and the Affiliate if Acquiror or Merger Sub shall have breached any of their representations, warranties, covenants or agreements contained in this Agreement, or any such representation or warranty shall have become untrue, in any such case such that the conditions precedent to the obligation of Swiftcall E&S and the Stockholder and the Affiliate to close specified in Section 9.2 will not be satisfied;

                  (d) by either Acquiror or Swiftcall E&S and the Stockholder and the Affiliate if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any Government Entity preventing or prohibiting consummation of the Merger shall have become final and nonappealable; or

                  (e) by either Acquiror or Swiftcall E&S and the Stockholder and the Affiliate if the Effective Time has not occurred on or prior to July 31, 1999 (unless such date shall be extended by the mutual written consent of the parties); provided, that the right to terminate this Agreement under this
Section 10.1(e) shall not be available to any party whose breach of representations, warranties, covenants or agreements contained in this Agreement has been the cause of, or resulted in, the failure of the Closing to occur by such date or the inability of such condition to be satisfied.

          SECTION 10.2. Effect of Termination.

                  If this Agreement is terminated pursuant to Section 10.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto, except that the provisions of Sections 8.4 and 12.11 shall not be extinguished but shall survive such termination, and nothing herein shall relieve any party from liability for any breach hereof and each party shall be entitled to any remedies at law or in equity for such breach.

          SECTION 10.3. Amendment.

                  This Agreement may not be amended except by an instrument in writing signed by the parties hereto.


          SECTION 10.4. Waiver.

                  At any time prior to the Effective Time the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instrument or document given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege.


                                   ARTICLE XI

             SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION; REMEDIES


          SECTION 11.1. Survival of Representations.

                  All representations, warranties, covenants, indemnities and other agreements made by any party to this Agreement herein or pursuant hereto, shall be deemed made on and as of the Effective Time as though such representations, warranties, covenants, indemnities and other agreements were made on and as of such date, and all such representations, warranties, covenants, indemnities and other agreements shall survive the Effective Time and any investigation, audit or inspection at any time made by or on behalf of any party hereto, as follows:

(a) unless otherwise specified below, representations and warranties shall survive for a period of one (1) year after the Effective Time; (b)
representations and warranties with respect to Taxes shall survive until the expiration of the applicable statute of limitations; (c) representations, warranties and covenants for matters relating to title to the capital stock of Swiftcall E&S and the Assets shall continue in full force and effect in perpetuity; and (d) the covenants and agreements in this Article XI and the covenants and agreements which by their terms survive the Effective Time shall continue in full force and effect until fully discharged. Notwithstanding anything herein to the contrary, any representation, warranty, covenant or agreement which is the subject of a claim which is asserted in writing prior to the expiration of the applicable period set forth above shall survive with respect to such claim or dispute until the final resolution thereof.


          SECTION 11.2. Agreement of the Stockholder and the Affiliate to Indemnify.

                  Subject to the conditions and provisions of this Article XI, the Stockholder and the Affiliate hereby agree, jointly and severally, to indemnify, defend and hold harmless Acquiror and its officers, directors, employees, agents and representatives (collectively, the "Acquiror Indemnified Persons") from and against and in respect of all Losses resulting from, imposed upon or incurred by the Acquiror Indemnified Persons, directly or indirectly, by reason of or resulting from any misrepresentation or breach of any representation or warranty, or noncompliance with any conditions or other agreements including, without limitation, failure to obtain consents required in Sections 3.5, and failure to complete the Asset Transfer as provided for in
Sections 8.11 and 9.1 hereof, given or made by it, Swiftcall E&S or the Stockholder and the Affiliate in this Agreement or in any document, certificate or agreement furnished by or on behalf of any such party pursuant to this Agreement. It shall be a condition to the right of any Acquiror Indemnified Person to indemnification pursuant to this Section that such Acquiror Indemnified Person shall assert a claim for such indemnification within the applicable survival periods set forth in Section 11.1 hereof.


          SECTION 11.3. Agreement of Acquiror to Indemnify.

                  Subject to the conditions and provisions of this Article XI, Acquiror hereby agrees to indemnify, defend and hold harmless the Stockholder and the Affiliate from and against and in respect of all Losses resulting from, imposed upon or incurred by the Stockholder and the Affiliate, directly or indirectly, by reason of or resulting from any misrepresentation or breach of any representation or warranty, or noncompliance with any conditions or other agreements, given or made by Acquiror or Merger Sub in this Agreement or in any document, certificate or agreement furnished by or on behalf of Acquiror or Merger Sub pursuant to this Agreement. It shall be a condition to the rights of the Stockholder and the Affiliate to indemnification pursuant to this Section that such party shall assert a claim for such indemnification within the applicable survival periods set forth in
Section 11.1 hereof.


          SECTION 11.4. Conditions of Indemnification.

                  The obligations and liabilities of the Stockholder and the Affiliate and Acquiror hereunder with respect to their respective indemnities pursuant to this Article XI, resulting from any Third Party Claim shall be subject to the following terms and conditions:

                  (a) The party seeking indemnification (the "Indemnified Party") must give the other party (the "Indemnifying Party"), notice of any Third Party Claim which is asserted against, imposed upon or incurred by the Indemnified Party and which may give rise to liability of the Indemnifying Party pursuant to this Article XI, stating (to the extent known or reasonably anticipated) the nature and basis of such Third Party Claim and the amount thereof; provided that the failure to give such notice shall not affect the rights of the Indemnified Party hereunder except to the extent that the Indemnifying Party shall have suffered actual material damage by reason of such failure.

                  (b) Subject to Section 11.4(c) below, the Indemnifying Party shall have the right to undertake, by counsel or other representatives of its own choosing, the defense of such Third Party Claim at the Indemnifying Party's risk and expense.

                  (c) In the event that (i) the Indemnifying Party shall elect not to undertake such defense, (ii) within a reasonable time after notice from the Indemnified Party of any such Third Party Claim, the Indemnifying Party shall fail to undertake to defend such Third Party Claim, or (iii) there is a reasonable probability that such Third Party Claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, then the Indemnified Party (upon further written notice to the Indemnifying Party) shall have the right to undertake the defense, compromise or settlement of such Third Party Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Indemnifying Party. In the event that the Indemnified Party undertakes the defense of a Third Party Claim under this Section 11.4(c), the Indemnifying Party shall pay to the Indemnified Party, in addition to the other sums required to be paid hereunder, the reasonable costs and expenses incurred by the Indemnified Party in connection with such defense, compromise or settlement as and when such costs and expenses are so incurred.

                  (d) Anything in this Section 11.4 to the contrary notwithstanding, (i) the Indemnifying Party shall not, without the Indemnified Party's written consent, settle or compromise such Third Party Claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such Third Party Claim in form and substance reasonably satisfactory to the Indemnified Party; (ii) in the event that the Indemnifying Party undertakes the defense of such Third Party Claim, the Indemnified Party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to participate in the defense, compromise or settlement thereof and each party and its counsel and other representatives shall cooperate with the other party and its counsel and representatives in connection therewith; and (iii) in the event that the Indemnifying Party undertakes the defense of such Third Party Claim, the Indemnifying Party shall have an obligation to keep the Indemnified Party informed of the status of the defense of such Third Party Claim and furnish the Indemnified Party with all documents, instruments and information that the Indemnified party shall reasonably request in connection therewith.


          SECTION 11.5 Limitations.

         Anything contained herein to the contrary notwithstanding, no claim shall be made by Acquiror under this Article XI until the aggregate of any such damages exceeds $50,000; provided, however, if the aggregate of such damage exceeds $50,000, the Stockholder and the Affiliate shall be liable for all such damages, not just the excess over $50,000; provided, further, that this limitation shall not apply to any claims relating to matters described in
Section 3.8(a),  3.18, 3.21, 4.1, 8.10, 8.11,  8.12, 8.13 or 8.14,  hereof.  All claims made by Acquiror under this Article XI shall be satisfied, and shall be subject to the limitations, as provided in Section 11.6.


          SECTION 11.6. Satisfaction of Claims.

                  (a) Each claim for indemnification by Acquiror Indemnified Persons, including under this Article XI, that is agreed to or approved by the Stockholder prior to the Second Payment Date; any Revenue Shortfall Claim; any Unpaid Taxes Claim; and any Excess Debt Claim shall be satisfied by offset against the First Payment Amount (or, if such claim is not made (or agreed to or approved, if applicable) prior to the First Payment Date, against the Second Payment Amount).

                  (b) In the event one or more claims for indemnification made by Acquiror Indemnified Persons (which claims shall be made in good faith, providing a detailed explanation of the basis of such claim), including under this Article XI, are not agreed to or approved by the Stockholder prior to the Second Payment Date, Acquiror may withhold a portion of the Second Payment equal to the lesser of the aggregate amount of such claims and $500,000, and place it into escrow under the terms of the Escrow Agreement (the "Escrow Agreement"), a form of which is attached hereto as Exhibit A, to be entered into in such event at the Second Payment Date by and among Acquiror, Swiftcall E&S, the Stockholder and the Escrow Agent named therein (the "Escrow Agent"). The amount deposited into escrow (the "Escrow Amount") shall be held by the Escrow Agent in escrow until the final resolution thereof. The Acquiror shall have the option to deliver the Escrow Amount in Acquiror Common Stock (the number of shares of which shall be determined in the same manner as the Second Payment Amount) or cash. Any
Acquiror Common Stock delivered as part of the Escrow Amount and ultimately applied toward satisfaction of any claim against the escrow shall be valued, for such purpose, at the Market Price of the Acquiror Common Stock on the Second Payment Date.

                  (c) Nothing in this Article XI shall preclude any Acquiror Indemnified Person from pursuing the resolution of an indemnification claim in any federal or state court, nor shall any Acquiror Indemnified Person be required to pursue such indemnification claim through arbitration or any other alternative dispute resolution process. However, in the event any amounts are placed in escrow following a claim, the claiming party shall pursue resolution of such claim diligently with a view to obtaining a prompt resolution of the matter.

                  (d) In the event of an allocation under Section 2.1(e), any claim shall be allocated against, and deducted from, the First Payment Amount and the Second Payment Amount in the same proportions as contemplated by the allocation of the Purchase Price under Section 2.1(e).


          SECTION 11.7. No Recourse Against Swiftcall E&S.

                  The Stockholder and the Affiliate hereby irrevocably waive any and all right to recourse against Swiftcall E&S with respect to any misrepresentation or breach of any representation, warranty or indemnity, or noncompliance with any conditions or covenants, given or made by the Stockholder and the Affiliate or Swiftcall E&S in this Agreement or any document, certificate or agreement entered into or delivered pursuant hereto. The
Stockholder and the Affiliate shall not be entitled to contribution from, subrogation to or recovery against Swiftcall E&S with respect to any liability of the Stockholder and the Affiliate or Swiftcall E&S that may arise under or pursuant to this Agreement or the transactions contemplated hereby.


          SECTION 11.8. Remedies Cumulative.

                  The remedies provided herein shall be cumulative and shall not preclude the assertion by the parties hereto of any other rights or the seeking of any other remedies against the other, or their respective successors or assigns.

                                   ARTICLE XII

                               GENERAL PROVISIONS


          SECTION 12.1. Notices.

                  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail
(postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

                  (a)      If to Acquiror or Merger Sub:

                           eGlobe, Inc.
                           2000 Pennsylvania Avenue, NW
                           Suite 4800
                           Washington, DC  20006
                           Telecopier No.:  (202) 822-8984
                           Attention:  General Counsel and Vice President of
                                            Corporate Development

                  (b) If to Swiftcall E&S or Stockholder and the Affiliate:

                           Graham Milne
                           14215 Rock Canyon Drive
                           Centreville, VA 22021
                           Telecopier No.: (603) 297-6455

                  with a copy to:

                           Nixon Peabody LLP
                           One Thomas Circle, N.W.
                           Washington, DC  20005
                           Telecopier No.: (202) 457-5355
                           Attention:  Jeff M. Cohen

          SECTION 12.2. Certain Definitions.

              For purposes of this Agreement, the term:

                  (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person.

                  (b) "Assets" shall mean the assets, rights and properties, whether owned, leased or licensed, real, personal or mixed, tangible or intangible, including without limitation the Transfer Assets, that are used, useful or held for use in connection with the business of Swiftcall E&S or are contemplated to be so held following the Asset Transfer or as of the Closing Date, or transferred pursuant to the Asset Transfer to the Acquiror or a subsidiary thereof, as contemplated by Section 8.11.

                  (c) "Acquiror Material Adverse Effect" means any material adverse effect on the assets, business, financial condition or results of operations of Acquiror and its subsidiaries, taken as a whole.

                  (d) "Closing Price" of each share of Acquiror Common Stock means the composite closing price of the sales of the Acquiror Common Stock on all securities exchanges on which such security may at the time be listed (as reported in The Wall Street Journal), or, if there has been no sale on any such exchange on any day, the average of the highest bid and lowest asked prices of the Acquiror Common Stock on all such exchanges at the end of such day, or, if such security is not so listed, the closing price (or last price, if applicable) of sales of the Acquiror Common Stock in the Nasdaq National Market (as reported in The Wall Street Journal) on such day, or if such security is not quoted in the Nasdaq National Market but is traded over-the-counter, the average of the highest bid and lowest asked prices on such day in the over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization.

                  (e) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise.

                  (f) "Encumbrances" means mortgages, liens, pledges, encumbrances, security interests, deeds of trust, options, encroachments, reservations, orders, decrees, judgments, restrictions, charges, contract rights, claims or equity of any kind.

                  (g) "Government Entity" means any United States or other national, state, municipal or local government, domestic or foreign, any subdivision, agency, entity, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

                  (h) "Laws" means all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified persons or entities.

                  (i) Losses" means all demands, losses, claims, actions or causes of action, assessments, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements.

                  (j) "Market Price" means (1) if the Acquiror Common Stock is listed on any securities exchange, quoted in the Nasdaq National Market, or quoted in the over-the-counter market throughout the period of 15 consecutive trading days consisting of the day as of which the Market Price is being determined and the 14 consecutive trading days prior to such day (the "Pricing Period"), the Closing Price of the Acquiror Common Stock averaged over the 15 consecutive trading days constituting the Pricing Period, or (2) if the Acquiror Common Stock is not listed on any securities exchange, quoted in the Nasdaq National Market, or quoted in the over-the-counter market throughout the Pricing Period, the fair value of the Acquiror Common Stock determined by agreement between the Acquiror and the Stockholder or, if they are unable to reach agreement within a reasonable period of time, the fair value of the Acquiror Common Stock as determined by an independent appraiser selected by the Acquiror and the Stockholder (the fees and expenses of such appraiser shall be borne by the Acquiror), which determination shall be final and binding upon the Acquiror and the Stockholder.

                  (k) "Material Adverse Effect" means any material adverse effect on the Assets or on the business, financial condition or results of operations of Swiftcall E&S.

                  (l) "Material Contracts" means, collectively, all contracts which (1) involve an aggregate annual expenditure by Swiftcall E&S of $5,000 or more, (2) are not cancelable by Swiftcall E&S without cost on 60 days or less notice, (3) are with any current customer, supplier or distribution partner and have an unexpired term of 2 or more years, and (4) restrict or regulate in any manner the conduct of business of Swiftcall E&S, require the referral of any business by Swiftcall E&S, or require or purport to require the payment of money or the acceleration of performance of any obligations of Swiftcall E&S by virtue of the Closing and "Material Contract" means each of the Material Contracts, individually.

                  (m) "Material  Leases" means,  collectively,  all leases which
(a) involve an aggregate annual  expenditure by Swiftcall E&S of $5,000 or more,
(b) are not cancelable by Swiftcall  without cost on 60 days or less notice,  or
(c) have a term  which
extends for more than one year from the Closing and "Material Lease" means each of the Material Leases, individually.

                  (n) "Person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group.

                  (o) "Subsidiary" means a corporation, partnership, joint venture or other entity of which Swiftcall E&S owns, directly or indirectly, at least 50% of the outstanding securities or other interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body or otherwise exercise control of such entity.

                  (p) "Third Party Claim" means any claim or other assertion of liability by a third party.

          SECTION 12.3. Headings.

                  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 12.4. Severability.

                  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          SECTION 12.5. Entire Agreement.

                  This Agreement (together with the Exhibits, the Schedules and the other documents delivered pursuant hereto) constitutes the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.


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

          SECTION 12.6. Specific Performance.

                  The transactions contemplated by this Agreement are unique. Accordingly, each of the parties acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to a decree of specific performance, provided such party is not in material default hereunder.

          SECTION 12.7. Assignment.

                  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party; provided, however, that Acquiror and Merger Sub shall have the right to assign this Agreement for collateral purposes without the prior written consent of Swiftcall E&S or the Stockholder and the Affiliate. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          SECTION 12.8. Third Party Beneficiaries.

                  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except for the Acquiror Indemnified Persons under Article XI hereof.

          SECTION 12.9. Governing Law.

                  This  Agreement   shall  be  governed  by,  and  construed  in
accordance with, the laws of the Commonwealth of Virginia (without regard to the choice of law rules thereof).

          SECTION 12.10. Counterparts.

                  This Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          SECTION 12.11. Fees and Expenses.

                  Except as otherwise provided for in this Agreement, each party hereto shall pay its own fees, costs and expenses incurred in connection with this

Agreement and in the preparation for and consummation of the transactions provided for herein.

                  IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT AND PLAN OF MERGER to be executed and delivered as of the date first written above.

                             EGLOBE, INC.

                             By:   /s/ Christopher J. Vizas
                             ---------------------------
                             Name:  Christopher J. Vizas
                             Title: Chief Executive Officer

                             EGLOBE MERGER SUB NO. 3, INC.

                             By:   /s/ Christopher J. Vizas
                                   ---------------------------
                             Name:  Christopher J. Vizas
                             Title: Chief Executive Officer


                             SWIFTCALL EQUIPMENT AND SERVICES (USA) INC.

                             By:   /s/ Graham Milne
                                   ---------------------------
                             Name:  Graham Milne
                             Title: President/Director


                             SWIFTCALL HOLDINGS (USA), LTD.

                             By:   /s/ Graham Milne
                                   ---------------------------
                             Name:  Graham Milne
                             Title: Attorney-in-Fact


                             ANDVILLE TECHNOLOGY (IRL) LIMITED

                             By:   /s/ Tom McCabe
                                   ---------------------------
                             Name:  Tom McCabe
                             Title: Director


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